EXHIBIT 3.8

LIMITED LIABILITY COMPANY AGREEMENT
FOR BERGDORFGOODMAN.COM, LLC

        This Limited Liability Company Agreement is effective as of the 7th day of August, 2004, with reference to the following facts:

        A. On August 6, 2004, a Certificate of Formation for BergdorfGoodman.com, LLC (the "Company"), a limited liability company under the laws of the State of Delaware, was filed with the Delaware Secretary of State by the Owner.

        NOW, THEREFORE, this Agreement shall set forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

ARTICLE 1
DEFINITIONS

        A glossary of the definitions of the capitalized terms used in this Agreement is set forth in Appendix A, which is attached hereto and incorporated herein.

ARTICLE 2
ORGANIZATIONAL MATTERS

        2.1   Formation. Pursuant to the Act, the Owner has formed the Company as a Delaware limited liability company under the laws of the State of Delaware by filing the Certificate with the Delaware Secretary of State and entering into this Agreement. The rights and liabilities of the Owner shall be determined pursuant to the Act and this Agreement.

        2.2   Name. The name of the Company shall be BergdorfGoodman.com, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider appropriate or advisable.

        2.3   Term. The term of this Agreement shall be co-terminus with the period of duration of the Company provided in the Certificate, unless extended or sooner terminated as hereinafter provided.

        2.4   Office and Agent. The Company shall continuously maintain an office and registered agent in the State of Delaware as required by the Act. The principal office of the Company shall be 1618 Main Street, Dallas, Texas 75201. The Company also may have such other offices, within and without the State of Delaware, as the Managers from time to time may determine, or the business of the Company may require. The registered agent and office in the state of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 or as otherwise determined by the Managers.

        2.5   Addresses of the Owner and the Managers. The respective addresses of the Owner and the Managers are set forth on Exhibit B.

        2.6   Purpose of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the consent of the Owner, the Company shall not engage in any business other than the following:

          (a)   the business of marketing, promoting, advertising, selling and distributing luxury retail merchandise via the Internet; and

          (b)   such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Managers to further the foregoing business.

ARTICLE 3
CAPITAL CONTRIBUTIONS

        3.1   Issuance of Ownership Interest. Upon the formation of the Company, the Owner contributed to the Company the amount of cash or property identified on Exhibit A attached hereto, in exchange for its ownership interest.

        3.2   Additional Contributions. The Owner shall determine the amounts, forms and timing of any additional capital contributions.

        3.3   Failure to Make Contributions. The Owner shall not be subject to any obligation or penalty with respect to making or failing to make additional contributions of capital.

        3.4   No Interest. The Owner shall not be entitled to receive any interest on any capital contributions.

ARTICLE 4
OWNER

        4.1   Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, the Owner shall not be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

        4.2   Admission of Additional Owners. Additional owners, including transferees of the Owner's interest, shall be admitted to the Company only upon the written approval of the Owner.

        4.3   No Agency of Owner. Pursuant to Section 5.1 and the Articles, the management of the Company is vested in the Managers. The Owner, acting solely in its capacity as the owner of the Company, is not an agent of the Company nor can the Owner in such capacity bind or execute any instrument on behalf of the Company.

        4.4   Approval Rights. Except as expressly provided in this Agreement or the Articles, the Owner shall have no approval, voting or consent rights. The Owner shall have the right to approve or disapprove matters as specifically stated in this Agreement, including the following:

          A.    Written Approval. The following matters shall require the prior written approval of the Owner:

            (i)    The admission of new owners to the Company.

            (ii)   Any amendment of the Certificate or this Agreement.

            (iii)  A decision to compromise any obligation of the Owner, including without limitation the obligation to make a capital contribution or return money or property paid or distributed in violation of the Act.

          B.    Other Approval Rights. Besides the rights granted in Section 4.4A above, the Owner shall be entitled to those approval rights provided in this Agreement in the following Sections:

            (i)    Section 5.2 on election and removal of a Manager;

            (ii)   Section 5.8 on transactions with the Managers and Affiliates of the Managers; and

            (iii)  Section 5.10A on the appointment of the initial slate of officers of the Company.

        4.5   Owner Meetings.

          A.    Date, Time and Place of Meetings of Owners, Secretary. Meetings with the Owner shall be held at such date, time and place within or without the State of Delaware as the Managers may fix from time to time, or if there are two or more Managers and they are unable to agree to such time and place, the Owner shall determine the time and place. No annual or regular meetings with the Owner are required. At any such meeting, the Managers shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

          B.    Power to Call Meetings. Unless otherwise prescribed by the Act or by the Articles, a meeting with the Owner may be called by any Manager for the purpose of addressing any matters with respect to which the Owner must provide its approval or consent.

          C.    Notice of Meeting. Written notice of a meeting with the Owner shall be sent or otherwise given to the Owner in accordance with Section 4.5D not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting.

          D.    Manner of Giving Notice, Affidavit of Notice. Notice of any meeting with the Owner shall be given either personally or by first-class mail, telegraphic, facsimile or other written communication, charges prepaid, addressed to the Owner at its address appearing on the books of the Company or given by the Owner to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to the Owner by first-class mail or telegraphic or other written communication to the Company's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

          E.    Validity of Action. Any action approved at a meeting, other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

          F.     Quorum. The presence (in person or by proxy) of the Owner shall constitute a quorum for purposes of any meeting.

          G.    Adjourned Meeting, Notice. Any meeting with the Owner may be adjourned from time to time upon the approval or consent of the Owner, but in the absence of the Owner, no other business may be transacted at that meeting, except as provided in Section 4.5F.

          H.    Action by Written Consent without a Meeting. Any action that may be taken at a meeting with the Owner may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Owner and delivered to the Company within sixty (60) days of the record date for that action. All such consents shall be filed with the Managers or the secretary, if any, of the Company and shall be maintained in the Company records.

          I.     Telephonic Participation by the Owner at Meetings. The Owner may participate in any meeting through the use of any means of conference telephones or similar communications equipment as long as all participants can hear one another. The Owner shall be deemed to be present in person at such meeting.

        4.6   Certificate of Ownership Interest. Ownership interests shall not be represented by certificates. The Secretary shall maintain on behalf of the Company a book of registration with respect to the issue, pledge, release, transfer, and any other applicable transactions involving the ownership interests of the Company and shall register such transactions and perform such responsibilities as are prescribed by Article 8 of the Uniform Commercial Code as adopted in Delaware.

ARTICLE 5
MANAGEMENT AND CONTROL OF THE COMPANY

        5.1   Management of the Company by Managers.

          A.    Exclusive Management by Managers. The business, property, and affairs of the Company shall be managed exclusively by the Managers. Except for situations in which the approval of the Owner is expressly required by the Act, the Certificate, the Articles, or this Agreement, the Managers shall have the full and exclusive authority, power, and discretion to manage and control the business, property, and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property, and affairs.

          B.    Meetings of Managers. Meetings of the Managers may be called by any Manager or by the chairman, president, any vice-president or the secretary of the Company. All meetings shall be held upon no less than four (4) days notice. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting (prior to its commencement) the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Managers may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Managers. In the event that the place for any such meeting cannot be designated by agreement of the Managers, such meeting shall be held at the principal office of the Company. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the authorized number of Managers constitutes a quorum of the Managers for the transaction of business. Except to the extent that the immediately following paragraph expressly requires the approval of all Managers, every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present is the act of the Managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of any Manager, if any action taken is approved by at least a majority of the required quorum for such meeting. The provisions of this Section 5.1B apply also to committees of the Managers and actions taken by such committees.

           Any action required or permitted to be taken by the Managers may be taken by the Managers without a meeting, if the Managers then serving unanimously consent in writing to such action. Such action by written consent shall have the same force and effect as a vote of the majority of the Managers present at a meeting duly held at which a quorum was present.

        5.2   Election of Managers.

          A.    Number, Term, and Qualifications.

            (i)    The Company shall have three (3) Managers. The Owner shall be entitled to elect all three (3) Managers. Unless he or she resigns or is removed, each Manager shall hold office until a successor shall have been elected and qualified. Managers shall be elected by the written approval of the Owner. A Manager need not be an individual, a resident of the State of Delaware, or a citizen of the United States.

            (ii)   As of the date of this Agreement, the Managers of the Company are Robert A. Smith, Brian J. Knez and Burton M. Tansky.

          B.    Resignation. Any Manager may resign at any time by giving written notice to the Owner and remaining Managers without prejudice to the rights, if any, of the Company under any contract to which such Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice, and unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

          C.    Removal. Any Manager may be removed at any time, with or without cause, by the Owner. Any removal shall be without prejudice to the rights, if any, of the Manager under any employment contract.

          D.    Vacancies. Any vacancy occurring for any reason in the number of Managers may be filled by the written approval of the Owner.

        5.3   Powers of Managers.

          A.    Delegation of Powers of Managers. The Managers shall delegate the management of the day-to-day operations of the business to the officers of the Company, provided that the officers shall exercise such operations under the ultimate direction of the Managers. Since the day-to-day management of the business of the Company is to be carried out by the officers, except as may be set forth in a resolution and adopted by the Managers providing otherwise, no Manager, in his or her capacity as a Manager, shall have the authority to execute agreements with third parties or to obligate the Company.

          B.    Specific Approval by Managers. The Managers shall not have authority hereunder to cause the Company to engage in any material transactions without first bringing the matter before a meeting of the Managers and obtaining the affirmative vote or written consent of a majority of the Managers. Material transactions for this purpose shall include, without limitation:

            (i)    The direct or indirect entering into of a material new lease of real or personal property.

            (ii)   The direct or indirect making of material newly-committed expenditures for plant, property or equipment that are required or permitted to be capitalized under GAAP.

            (iii)  The merger of the Company with a corporation or a general partnership or other Person.

            (iv)  An alteration of the primary purpose of the Company, as set forth in Section 2.6.

            (v)   The lending of money by the Company to any Manager, officer or other Person.

            (vi)  Any act which would make it impossible to carry on the ordinary business of the Company.

            (vii) The confession of a judgment against the Company.

            (viii) The revaluation in any material respect of any assets of the Company, including, without limitation, the writing down or writing off of any asset, other than in the ordinary course of business.

            (ix)  The initiation of any material litigation.

            (x)   The settlement or compromise of any material litigation, claim, or cause of action.

            (xi)  The entry into, or amendment of, any material contract, agreement, commitment, or arrangement, other than in the ordinary course of business.

            (xii) The change in any of the accounting principles or practices of the Company; except as may be required as a result of a change in the law or GAAP.

            (xiii) The filing of protection under the bankruptcy laws, or the participation in any proceeding relating to bankruptcy in which the Company is a party; except where the failure to do so immediately would result in a material adverse effect.

        5.4   Owner Has No Managerial Authority. The Owner shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Certificate and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by a Manager or Managers, the Owner shall have no power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

        5.5   Performance of Duties: Liability of Managers. A Manager shall not be liable to the Company or to the Owner for any loss or damage sustained by the Company or Owner, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. The Managers shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and the Owner, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company.

        In performing their duties, the Managers shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Managers act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

          (a)   one or more officers, employees or other agents of the Company whom the Managers reasonably believe to be reliable and competent in the matters presented;

          (b)   any attorney, independent accountant, or other person as to matters which the Managers reasonably believe to be within such person's professional or expert competence; or

          (c)   a committee upon which the Managers do not serve, duly designated in accordance with a provision of the Certificate or this Agreement, as to matters within its designated authority, which committee the Managers reasonably believe to merit competence.

        5.6   Competing Activities. The Managers shall not divulge to any third party or use for their own benefit or for any purpose other than the exclusive benefit of the Company, any Confidential Information concerning the business and affairs of the Company. Each of the Managers shall be obligated to present any investment or business opportunity or prospective economic advantage to the Company, if the opportunity could reasonably be within the scope of the Company's present or planned business.

        5.7   Corporate Opportunities. In recognition and anticipation that (i) the Owner will be the holder of all of the ownership interests of the Company, (ii) the Owner and its Affiliates may engage in the same or similar activities or lines of business as the Company, and have an interest in the same or similar areas of corporate opportunities as the Company, and (iii) the Company will derive substantial benefits as a result of the Owner's diverse interests in the area of marketing, promoting, advertising, selling and distributing luxury retail merchandise via the Internet, the Company expressly agrees that the Owner and its Affiliates may engage in the business of marketing, promoting, advertising, selling and distributing luxury retail merchandise via the Internet without notifying or obtaining the consent of the Company, and that the involvement by the Owner or its Affiliates in such transactions will not give rise to any kind of cause of actions against the Owner or its Affiliates, on any basis, relating to the taking of corporate opportunities. Any person purchasing or otherwise acquiring any direct or indirect ownership interests in the Company in the future shall be deemed to have consented to the provisions of this Section 5.7. Nothing in this Section 5.7 shall be deemed to affect any fiduciary duty owed by the Owner as the holder of all of the ownership interests of the Company other than those duties relating to the taking of corporate opportunities. The provisions of this Section 5.7 shall not be amended or modified in any way without the consent of the Owner.

        5.8   Transactions between the Company and the Managers. The Managers may, and may cause their Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from similarly situated Persons capable of similarly performing them and in similar transactions between parties operating at arm's length.

        A transaction between the Managers and/or their Affiliates, on the one hand, and the Company, on the other hand, shall be conclusively determined to constitute a transaction permitted by the immediately preceding paragraph if the Owner has approved such transaction in writing.

        5.9   Payments to Managers. Except as specified or otherwise permitted in this Agreement or in a written agreement entered into by the Company in accordance with the terms and conditions of this Agreement, no Manager or Affiliate of a Manager is entitled to remuneration for services rendered or goods provided to the Company.

        5.10 Officers.

          A.    Appointment of Officers. The initial slate of officers shall be appointed by the Owner; however, once the Managers have been appointed by the Owner, the Managers shall have the power to appoint or remove officers in their discretion and at any time. The officers of the Company may include a chairman, a president and chief executive officer, a chief financial officer, one or more vice presidents and a secretary. The officers shall serve at the pleasure of the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of Delaware or citizen of the United States. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Managers.

          B.    Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Managers at any time.

         Any officer may resign at any time by giving written notice to the Managers. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

         A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

          C.    Salaries of Officers. Subject to Sections 5.8 and 5.9, the salaries of all officers and agents of the Company shall be fixed by a resolution of the Managers.

          D.    Duties and Powers of the Chairman. Subject to Section 5.1(A), the chairman shall have primary responsibility and authority to manage and control the day to day business and affairs of the Company with respect to matters of finance, systems, and operations, shall preside at any meetings with the Owner, shall perform and exercise such duties as customarily pertain to the office of chairman, and shall perform such other duties as may be prescribed from time to time by the Managers.

          E.    Duties and Powers of the President and Chief Executive Officer. The president and chief executive officer shall have primary responsibility and authority to manage and control the business and affairs of the Company with respect to matters of sales, marketing, and product distribution, and shall, subject to the control of the Managers, have general and active management of the business of the Company and shall see that all orders and resolutions of the Owner and Managers are carried into effect. He or she shall have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Managers or this Agreement.

          F.     Duties and Powers of Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and ownership interests. The books of account shall at all reasonable times be open to inspection by any Manager.

        The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers.

        The chief financial officer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the president and the Managers, at their regular meetings, or when the Owner so requires, an account of all his or her transactions as chief financial officer and of the financial condition of the Company.

        The chief financial officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in this Agreement or from time to time by the Managers. The chief financial officer shall have the general duties, powers and responsibility of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.

        If the Managers choose to elect an assistant chief financial officer, such person shall, in the absence, disability or inability to act of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, and shall perform such other duties as the Managers shall from time to time prescribe.

          G.    Duties and Powers of Vice-President. The vice-president, or if there shall be more than one, the vice-presidents, shall perform such duties and have such powers as the Managers by resolution may from time to time prescribe.

          H.    Duties and Powers of Secretary. The secretary shall attend all meetings of the Managers and all meetings with the Owner, and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings with the Owners and shall perform such other duties as may be prescribed by the Managers.

        The secretary shall keep, or cause to be kept, at the principal executive office such information and records as required by the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Managers. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

        If the Managers choose to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Managers may from time to time prescribe.

            1.     Acts of Officers as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by the chairman of the board, the president or any vice president and any secretary, any assistant secretary, the chief financial officer, or any assistant chief financial officer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other Person that the signing officers had no authority to execute the same.

        5.11 Limited Liability. No person who is a Manager or officer or both a Manager and officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or officer or both a Manager and officer of the Company.

ARTICLE 6
ACCOUNTING, RECORDS, REPORTING BY OWNER

        6.1   Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain all of the following:

          A.    A current list of the full name and business address of the Owner, together with the capital contributions and capital account of the Owner;

          B.    A current list of the full name and business or residence address of each Manager;

          C.    A copy of the Certificate and any and all amendments thereto;

          D.    Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          E.    A copy of this Agreement and any and all amendments thereto;

          F.     Copies of the financial statements of the Company, if any, for the six most recent fiscal years; and

          G.    The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

        6.2   Delivery to Owner and Inspection.

          A.    Upon the request of the Owner, the Managers shall promptly deliver to it a copy of the information required to be maintained by Sections 6.1 A, B, C and D, and a copy of this Agreement.

          B.    The Owner and each Manager has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Owner or Manager, to:

            (i)    inspect and copy during normal business hours any of the Company records described in Sections 6.1 A through G; and

            (ii)   obtain from the Managers, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each fiscal year.

          C.    Any request, inspection or copying by the Owner under this Section 6.2 may be made by the Owner or its agent or attorney.

        6.3   Annual Statements. The Managers shall cause an annual report to be sent to the Owner not later than 120 days after the close of the Company's fiscal year. The report shall contain a balance sheet as of the end of the fiscal year, a statement of operations, and a statement of cash flows for the fiscal year. Such financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of a Manager that the financial statements were prepared without audit from the books and records of the Company.

        6.4   Filings. The Managers, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

        6.5   Bank Accounts. The Managers shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

        6.6   Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. The Managers may rely upon the advice of their accountants as to whether such decisions are in accordance with GAAP.

        6.7   Tax Matters. So long as the Company has only one Owner, the Company shall be disregarded as an entity separate from the Owner, solely for tax purposes, in accordance with Sections 301.7701-1, 2 and 3 of the Regulations, and the profits, losses, income, loss, deductions, credits and similar items of the Company shall be allocated accordingly.

ARTICLE 7
INDEMNIFICATION AND INSURANCE

        7.1   Indemnification of Agents. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an Owner, Manager, officer, employee or other agent of the Company or that, being or having been such an Owner, Manager, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The Managers shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managers deem appropriate in their business judgment.

        7.2   Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnity such Person against such liability under the provisions of Section 7.1 or under applicable law.

ARTICLE 8
MISCELLANEOUS

        8.1   Complete Agreement. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Owner and Managers with respect to the subject matter herein and therein, and replace and supersede all prior written and oral agreements or statements by and among the Owner and Managers or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Owner or Managers or have any force or effect whatsoever. To the extent that any provision of the Certificate conflict with any provision of this Agreement, the Certificate shall control.

        8.2   Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Owner and Managers and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

        8.3   Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

        8.4   Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        8.5   References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

        8.6   Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

        8.7   Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

        8.8   Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, facsimile transmission or certified mail (if such service is not available, then by first class mail), postage prepaid, or overnight courier to such address as may be designated from time to time by the relevant party, and which will initially be to a Manager or the Owner at the address specified in Exhibit B hereto. Notices shall be deemed effective upon receipt. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

        8.9   Amendments. All amendments to this Agreement will be in writing and signed by the Owner.

        8.10 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned Person executed this Limited Liability Company Agreement on behalf of the Owner, effective as of August 7, 2004.

THE NEIMAN MARCUS GROUP, INC.

By: /s/ Nelson A. Bangs
Nelson A. Bangs, Senior Vice President

APPENDIX A

        "Act" shall mean the Delaware Limited Liability Company Act, Delaware Code Annotated Title 6, § 18-1 01 et seq., as the same may be amended from time to time.

        "Affiliate" shall mean any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Owner. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

        "Agreement" shall mean this Agreement, as originally executed and as amended from time to time.

        "Certificate" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

        "Company" shall mean BergdorfGoodman.com, LLC, a Delaware limited liability company.

        "Confidential Information" means any information which is unpublished or not readily available to the general public with respect to the business and affairs of the Company, including but not limited to information concerning the products, products in design or development, processes, strategies, trade secrets, services, customer lists and account information, and marketing information with respect to the Company.

        "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

        "Manager" shall mean one or more managers selected in accordance with Section 5.2.

        "Owner" shall mean The Neiman Marcus Group, Inc. a Delaware corporation.

        "Regulations" shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

EXHIBITS

Exhibit A Owners' Capital Contribution and Capital Account
Exhibit B Addresses of Owners and Managers

EXHIBIT A
TO
LIMITED LIABILITY COMPANY AGREEMENT
OWNERS' CAPITAL CONTRIBUTION AND CAPITAL ACCOUNT

        1.     The Neiman Marcus Group, Inc.: $1,000.

EXHIBIT B

TO

LIMITED LIABILITY COMPANY AGREEMENT

ADDRESSES

OWNER:

The Neiman Marcus Group, Inc.
1618 Main Street
Dallas, TX 75201
Attention: President

MANAGERS:

Robert A. Smith
Castanea Partners, Inc.
1280 Boulston Street
Suite 304
Newton, MA 02462

Brian J. Knez
Castanea Partners, Inc.
1280 Boulston Street
Suite 304
Newton, MA 02462

Burton M. Tansky
The Neiman Marcus Group, Inc.
1618 Main Street
Dallas, TX 75201